EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

David Almeida

Chief Financial Officer

Axsys Technologies, Inc.
(860) 257-0200
www.axsys.com

Axsys Announces Sale of Fiber Automation Division

ROCKY HILL, CT — November 5, 2002 —Axsys Technologies Inc. (Nasdaq: AXYS) today announced that it has sold substantially all of the assets of its Fiber Automation division to Palomar Technologies, Inc.

Axsys’ Fiber Automation division was part of Axsys’ Automation Group, which Axsys discontinued in the third quarter of 2002.  Palomar Technologies, a leading manufacturer of automated high-precision assembly systems for broadband communications, has advised Axsys that it intends to continue to operate the business and support all ongoing customer relationships.

Axsys Technologies Inc. is a vertically integrated supplier of precision optical and motion control components and assemblies for high-technology applications, serving the aerospace, defense, semiconductor and graphic arts markets. For more information, contact Axsys Technologies Inc., at www.axsys.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.